FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

Exhibit 10.17

1996 RESTRICTED STOCK INCENTIVE PLAN
OF FLUSHING FINANCIAL CORPORATION
(as amended through April 20, 2004)

I. GENERAL

1.1 Purposes of the Plan

           The 1996 Restricted Stock Incentive Plan (the "Plan") of Flushing Financial Corporation (the "Company") is intended to advance the best interests of the Company and its subsidiaries by providing employees of the Company and its subsidiaries and Outside Directors (as defined in Section 1.3(a)) with additional incentives through the award of shares of restricted common stock of the Company ("Restricted Stock") and/or restricted stock units ("Restricted Stock Units"), thereby increasing the personal stake of such employees and Outside Directors in the continued success and growth of the Company and encouraging them to remain in the employ or service of the Company.

1.2 Administration of the Plan

           (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors").

           (b) All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided. Awards granted to participants other than Outside Directors shall be granted by the Board of Directors upon recommendation of the Compensation Committee or such other committee of directors as the Board of Directors shall designate (the "Committee"), which shall consist of not less than two directors. The Board of Directors shall have no authority to grant awards to any employee covering a number of shares in excess of the number recommended by the Committee.

           (c) With respect to all awards granted under the Plan, the Board of Directors shall have authority (i) to interpret conclusively the provisions of the Plan and any award granted thereunder, (ii) to adopt, amend, and rescind such rules and regulations for carrying out the Plan as it may deem advisable, (iii) to decide conclusively all questions of fact arising in the application of the Plan, (iv) to make grants of awards to eligible employees and to specify the amount and terms of such awards, except that such grants to participants other than Outside Directors shall be made only upon recommendation of the Committee, and (v) to take all other action and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and acts of the Board of Directors shall be final and binding on all persons, including the Company and recipients of awards under the Plan and their heirs and personal representatives.

           (d) Without limiting its authority and powers, the Board of Directors (upon recommendation of the Committee) shall have the authority with respect to awards granted to participants other than Outside Directors:

                      (i) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (A) will be paid to the employee currently or (B) will be deferred and deemed to be reinvested or (C) will otherwise be credited to the employee, or that the employee has no right with respect to such dividends;

                      (ii) to provide that the shares of Common Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer first to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Board of Directors may specify;

                      (iii) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

                      (iv) to accelerate the vesting of any award.

           (e) Determinations by the Board of Directors under the Plan with respect to awards to participants other than Outside Directors (including, without limitation, determinations of the persons to receive awards; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by the Board of Directors (upon recommendation of the Committee) selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

           (f) The Board of Directors shall have no discretion to vary the amount or terms of awards to Outside Directors as set forth in Article III, except as provided in Section 1.5(c).

1.3 Eligible Participants

           (a) All employees, including officers, of the Company and of any subsidiaries, partnerships, joint ventures or other entities in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest (all of such subsidiaries, partnerships and joint ventures being referred to as "Subsidiaries") shall be eligible to receive awards under the Plan, other than under Article III. Except as provided in Section 1.3(b) and Article III, directors of the Company or any Subsidiary who are not employees of the Company or its Subsidiaries ("Outside Directors") shall not be eligible to receive awards under the Plan. The participants under the Plan other than Outside Directors shall be selected from time to time by the Board of Directors upon recommendation of the Committee, in their discretion, from among those eligible.

           (b) Awards under Article III of the Plan shall be made solely to Outside Directors.

1.4 Type of Awards Under the Plan

           Awards under the Plan shall be in the form of shares of Restricted Stock or Restricted Stock Units.

1.5 Shares Subject to the Plan

           (a) The total number of shares of common stock of the Company ("Common Stock") which may be issued to participants other than Outside Directors shall be 1,225,687 shares, subject to adjustment as provided in Section 1.5(c). The total number of shares of Common Stock which may be issued to Outside Directors shall be 394,312 shares, subject to adjustment as provided in Section 1.5(c). Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

           (b) If any shares of Restricted Stock shall be forfeited to the Company or shares subject to a Restricted Stock Unit award shall be undelivered to the participant upon termination of the award, the forfeited or undelivered shares shall again become available for awards under the Plan. Shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability shall not count against the Plan's share limits set forth in Section 1.5(a).

           (c) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), merger, consolidation, reorganization, sale of assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, issuance, repurchase or exchange of securities, or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in its sole discretion, in such a manner as it may deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other property subject to outstanding awards, and (iii) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award except in insignificant amounts due to rounding. The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

1.6 Other Compensation Programs

           The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company and its Subsidiaries and the Outside Directors in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

II. AWARDS TO EMPLOYEES

2.1 Terms and Conditions of Awards

           Subject to the following provisions, all awards of Restricted Stock or Restricted Stock Units to participants other than Outside Directors shall be in such form and shall have such terms and conditions as the Board of Directors (upon recommendation of the Committee), in its discretion, may from time to time determine:

           (a) The award shall specify the number of shares subject to the award, the price, if any, to be paid by the recipient of the award, and the date or dates on which the award will vest, subject to the following:

                      (i) The award shall become vested in full on the date the respective participant terminates his or her employment with the Company or Subsidiary because of his or her death or disability. For these purposes, "disability" shall mean that the participant has been unable to perform the essential functions of his or her employment due to disability or incapacity for 270 consecutive days or such lesser period as may be determined by the Board of Directors (upon recommendation of the Committee) at the time of grant or thereafter; and

                      (ii) The award shall become vested in full on the date the respective participant terminates his or her employment with the Company or Subsidiary because of retirement. For these purposes, "retirement" shall mean termination at a time when the participant is eligible to retire under a retirement program of the Company or one of its Subsidiaries or as otherwise determined by the Committee.

           (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as provided in the grant letter. The grant letter shall state whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock award. Except as may be provided in the grant letter in accordance with Section 2.1(a), in the event of an employee's termination of employment before all of his Restricted Stock has vested, the shares of Restricted Stock which have not vested shall be forfeited and any purchase price paid by the employee (or the fair market value of the Restricted Stock on the date of forfeiture, if lower) shall be paid to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee (or the beneficiary designated by the employee in the event of death), free of all restrictions.

           (c) Each Restricted Stock Unit awarded shall represent the Company's obligation to deliver one share of Common Stock on the vesting date of such Restricted Stock Unit. No shares of Common Stock shall be issued at the time of grant of a Restricted Stock Unit award. At the time of vesting of Restricted Stock Units, the employee to whom the Restricted Stock Units were awarded (or the beneficiary designated by the employee in the event of death) shall receive a certificate for the number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date. The grant letter shall state whether the employee shall have the right to receive dividend-equivalents on the Restricted Stock Units before they have vested. No Restricted Stock Unit may be sold, transferred, assigned or pledged by the employee until the award has vested and a share of Common Stock has been issued in settlement of the award. Except as may be provided in the grant letter in accordance with Section 2.1(a), in the event of an employee's termination of employment before his Restricted Stock Unit award has fully vested, the unvested portion of the award shall be forfeited.

           (d) Notwithstanding any other provision of this Section 2.1, all awards under this Section 2.1 shall vest upon the occurrence of a Change of Control (as defined in Section 4.7) if the holder of such award is an employee or Outside Director of the Company or its Subsidiaries at the time of such Change of Control.

III. AWARDS TO OUTSIDE DIRECTORS

3.1 Terms and Conditions of Awards

           Each person who becomes an Outside Director after May 1, 2004 shall be granted, as of the date of his or her first election, an initial award (the "Initial Award") of 8,437 shares of Restricted Stock. As of June 1 of each year, each person then serving as an Outside Director shall be granted an annual award (the "Annual Award") of 1,687 Restricted Stock Units. If on any date on which shares of Restricted Stock and/or Restricted Stock Units are to be granted under this Section 3.1 the remaining shares reserved for receipt by Outside Directors under the Plan are insufficient to enable each Outside Director to receive an award for the number of shares of Restricted Stock or Restricted Stock Units set forth above, each Outside Director's award shall be adjusted to his or her pro rata portion of such remaining shares. Notwithstanding the foregoing, no award shall be made under this Section 3.1 to any person who has previously received an employee grant under Article II of the Plan unless the Board of Directors expressly authorizes awards for such person. All awards under this Article III shall have the following terms and conditions:

           (a) An Outside Director shall not be required to make any payment to the Company in consideration of the Restricted Stock or Restricted Stock Units received by such Outside Director.

           (b) No award granted under this Article III shall vest until the first anniversary of the date of its grant. Each Initial Award shall vest with respect to 20% of the underlying shares on the first anniversary of the date of grant, and an additional 20% of the underlying shares on each subsequent anniversary thereof, provided that the participant is a Director on each such anniversary date. Each Annual Award shall vest with respect to one-third of the underlying shares on the first anniversary of the date of grant, and an additional one-third of the underlying shares on each subsequent anniversary thereof, provided that the participant is a Director on each such anniversary date.

           (c) Notwithstanding the provisions of Section 3.1(b), in the event of the Outside Director's death while in service or the termination of the Outside Director's service for disability, all awards made to the Outside Director under this Section 3.1 shall become fully vested. For purposes of this Section 3.1(c), termination for "disability" shall mean termination on account of the director's inability to perform his or her duties as an Outside Director due to disability or incapacity as determined by the Board of Directors.

           (d) Notwithstanding the provisions of Section 3.1(b), awards made under this Section 3.1 shall become vested in full upon an Outside Director's retirement. For purposes of this Section 3.1(d), "retirement" shall mean termination of Board service, other than for Cause, after at least five years of service as an Outside Director. For purposes of this Plan, termination for "Cause" shall mean termination for dishonesty or willful misconduct involving moral turpitude.

           (e) Stock certificates representing the Restricted Stock awarded to an Outside Director shall be registered in the Outside Director's name and shall be held by the Company on behalf of the Outside Director until it has vested. The Outside Director shall have the right to vote and to receive dividends on the Restricted Stock before it has vested. The Outside Director shall not be entitled to delivery of the stock certificates, and no share of Restricted Stock may be sold, transferred, assigned, or pledged by the Outside Director, until such share has vested in accordance with this Section 3.1. In the event the Outside Director ceases to be a director of the Company or a Subsidiary before all of his or her Restricted Stock has vested, all of such Outside Director's Restricted Stock which has not vested shall be forfeited to the Company and the Company shall not be required to make any payment therefor. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Outside Director (or the heirs or personal representatives of the Outside Director, in the event of death), free of all restrictions.

           (f) Each Restricted Stock Unit awarded shall represent the Company's obligation to deliver one share of Common Stock on the vesting date of such Restricted Stock Unit. No shares of Common Stock shall be issued at the time of grant of a Restricted Stock Unit award. At the time of vesting of Restricted Stock Units, the Outside Director to whom the Restricted Stock Units were awarded (or the heirs or personal representatives of the Outside Director, in the event of death) shall receive a certificate for the number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date. The Outside Director shall have the right to receive dividend-equivalents on the Restricted Stock Units before they have vested. No Restricted Stock Unit may be sold, transferred, assigned or pledged by the Outside Director until the award has vested and a share of Common Stock has been issued in settlement of the award.

           In the event the Outside Director ceases to be a director of the Company or a Subsidiary before his Restricted Stock Unit award has fully vested, the unvested portion of the award shall be forfeited.

           (g) Notwithstanding any other provision of this Section 3.1, all awards under this Section 3.1 shall become vested in full upon the occurrence of a Change of Control if the holder of such award is a Director of the Company or a Subsidiary at the time of such Change of Control.

IV. ADDITIONAL PROVISIONS

4.1 General Restrictions

           Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities or banking law, rule or regulation) as a condition of, or in connection with, the making of such award or the issuance or delivery of shares of Common Stock thereunder, such award may not be made or stock certificates shall not be issued or delivered in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

4.2 Amendments

           (a) The Board of Directors may amend the Plan from time to time. No such amendment shall require approval by the stockholders unless stockholder approval is required by applicable law, regulation, or stock exchange requirement. No amendment shall adversely affect any award previously granted without the award holder's written consent.

           (b) The Board of Directors (upon recommendation of the Committee) shall have the authority to amend any award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

4.3 Cancellation of Awards

           Any award granted under the Plan other than an award to an Outside Director may be canceled at any time with the consent of the holder and a new award may be made to such holder in lieu thereof, which award may, in the discretion of the Board of Directors (upon recommendation of the Committee), be on more favorable terms and conditions than the canceled award.

4.4 Tax Withholding

           (a) Whenever the value of an award first becomes includible in an employee's gross income for applicable tax purposes, the Company shall have the right to require the employee to remit to the Company, or make arrangements satisfactory to the Board of Directors regarding payment of, an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares or the time of such income inclusion. Whenever under the Plan payments by the Company are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

           (b) To the extent permitted in the grant letter, and subject to any terms and conditions imposed therein, an employee entitled to receive Common Stock under the Plan may elect to have the employer's minimum statutory withholding obligation for federal, state, and local taxes, including payroll taxes, with respect to such Common Stock satisfied by having the Company withhold from the shares otherwise deliverable to the employee shares of Common Stock having a value equal to the amount of such withholding obligation with respect to the Common Stock or by delivering to the Company shares of unrestricted Common Stock. Alternatively, the grant letter may require that a portion of the shares of Common Stock otherwise deliverable be withheld and applied to satisfy the statutory withholding obligations with respect to the award.

4.5 Non-Assignability

           Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution.

4.6 No Guarantee of Employment or Service

           Neither the adoption of the Plan nor the grant of an award under the Plan shall constitute an assurance of continued employment or continued service as an Outside Director for any period.

4.7 Change of Control

           A "Change of Control" shall be deemed to have occurred upon:

                      (a) the acquisition of all or substantially all of the assets of the Bank or the Company by any person or entity, or by any persons or entities acting in concert;

                      (b) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors or the board of directors of the Bank or of any successor corporation shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board of Directors or the board of directors of the Bank as of the effective date of the conversion of the Bank from the mutual to capital stock form of ownership and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the respective board of directors);

                      (c) the acquisition of the beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Act, or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

                      (d) approval by the stockholders of the Bank or the Company of an agreement providing for the merger or consolidation of the Bank or the Company with another corporation where the stockholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

4.8 Duration and Termination

           (a) The Plan shall be of unlimited duration.

           (b) The Board of Directors may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any award outstanding on the date of the Plan's discontinuance or termination without the holder's written consent.

4.9 No Liability

           No member of the Board of Directors or the Committee, nor any officer or employee of the Company or the Bank acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company or the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.10 Effective Date

           The Plan became effective upon approval by the Company's stockholders at the 1996 annual meeting.